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MET-COIL SYSTEMS CORPORATION
EXHIBIT 11 - COMPUTATION OF INCOME (LOSS) PER COMMON
  AND COMMON EQUIVALENT SHARES
(In thousands, except per share amounts)


                                                                    Three Months Ended                     Nine Months Ended
                                                               February 29,     February 28,          February 29,   February 28,
                                                                   1996            1995                   1996           1995
                                                                        (Restated)                             (Restated)
- ------------------------------------------------------------------------------------------------------------------------------
Common shares outstanding, beginning of period                     3,036           2,814                  2,905          2,745

Weighted average of common shares issued                              22              56                    106             83

Weighted average common equivalent shares attributable to stock
  options granted, computed using the treasury stock method          ---              27                    ---             27

- ------------------------------------------------------------------------------------------------------------------------------

Weighted average common and common equivalent shares               3,058           2,897                  3,011          2,855
==============================================================================================================================

Income (loss) applicable to common stock                         $ 2,322        $   (466)                $  495      $  (1,068)
==============================================================================================================================

Net income (loss) per common and common equivalent share         $  0.76        $  (0.16)                $ 0.16      $   (0.37)
==============================================================================================================================
